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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K

                      Pursuant to Section 13 or 15 (d) of
                      the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) January 28, 1998
                                                        ----------------

                          TERRITORIAL RESOURCES, INC.
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            (Exact name of registrant as specified in its Charter)


                                   Colorado
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                (State or other jurisdiction of incorporation)


            0-9617                                  84-0821158
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    (Commission File Number)                   (IRS Employer I.D. No.)

                        734 7th Avenue S.W., Suite 1345
                                Calgary, Alberta
                                 Canada T2P 3P8
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(Address of principal executive offices)                (Zip Code)

       Registrant's telephone number, including area code (403) 233-7914
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Item 5.   Other Events
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     On January 28, 1998, Territorial Resources, Inc. ("Territorial") executed a
Reorganization Agreement and Plan of Merger with SOCO International plc, a public limited company organized in England and Wales ("SOCO"), and SOCO Resources (Colorado), Inc., a newly formed Colorado corporation and wholly-owned subsidiary of SOCO ("Newco"), pursuant to which and subject to the conditions set forth therein, Territorial has agreed to merge with Newco (the "Merger").

     Pursuant to the Agreement, Territorial will call a meeting of its shareholders to approve a reverse split of its shares of common stock, no par value ("Territorial Common Stock"), on the basis of one new share for every 36,000 shares currently outstanding. No new fractional shares will be issued as a result of the reverse split, and instead, each shareholder who would otherwise be entitled to receive a fractional new share would receive cash equal to U.S. $1.40 multiplied by the number of pre-split shares of Territorial Common Stock held by the shareholder which would otherwise be converted into a fractional new share of Territorial Common Stock. Following the approval and effectuation of the reverse split, expected to occur in March, 1998, Territorial will have less than 30 remaining shareholders and will terminate its reporting obligations under the Securities Exchange Act of 1934. A meeting of the remaining shareholders is anticipated to be held in June, 1998 to approve the Merger, pursuant to which each share of Territorial Common Stock held by the remaining shareholders prior to the reverse split (excluding any shares for which a cash payment was received in the reverse split) will be valued at U.S. $1.40 and exchanged for the equivalent value of SOCO shares based on the average trading price of the SOCO shares on the London Stock Exchange for the ten trading prior to the closing of the merger.

Item 7.   Financial Statements and Exhibits
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     (c)  Exhibits

          99.1 News release dated January 29, 1998 announcing agreement with SOCO International plc for the merger of the Company with a wholly-owned subsidiary of SOCO International plc.

          99.2 Reorganization Agreement and Plan of Merger dated as of January 28, 1998 between the Company, SOCO International plc and SOCO Resources (Colorado), Inc.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              TERRITORIAL RESOURCES, INC.
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                                              (Registrant)


Date:  January 29, 1998

                                         /s/ Daniel A. Mercier
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                                         Daniel A. Mercier
                                         Chairman of the Board and
                                         Chief Executive Officer

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